Ex.99.1
Katapult Delivers 10% Year-Over-Year Revenue Growth In Third Quarter 2023

Fourth Consecutive Quarter of Year-Over-Year Gross Originations Growth

Fourth Quarter Outlook Includes Continued Year-Over-Year Growth for Gross Originations, Revenue and Adjusted EBITDA

PLANO, Texas, November 8, 2023 -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the third quarter ended September 30, 2023.

“We delivered another quarter of strong operating and financial performance, including double-digit revenue growth and positive Adjusted EBITDA,” said Orlando Zayas, CEO of Katapult. “In addition, despite macroeconomic headwinds we were able to deliver our fourth consecutive quarter of gross originations growth, and we believe this sets us apart from the rest of the competitive lease-to-own landscape. We believe that the core of our success is our relentless focus on providing our customers with the best experience and product and being a collaborative growth partner to our merchants. We have continued to bring on new direct merchant partners and test new customized offerings for existing merchants to drive growth. We also continued to expand our touchpoints with our customers through a variety of initiatives including new marketing campaigns and Katapult Pay enhancements. We believe that our value propositions for both customers and merchants are resonating and that we are well positioned for continued growth in the fourth quarter, including the holiday season.”

Operating Progress: Recent Highlights

•Announced and launched direct integration
◦Casper - innovative leader in sleep products
•Continued to build momentum for Katapult Pay
◦The retailer Target is now available in the app feature
◦Gross originations starting in the Katapult app have grown steadily since launch
◦Katapult Pay has expanded the lifetime value of repeat customers who use the feature to originate a lease
•Established new relationships focused on monetizing the Katapult platform
◦New relationship with Synchrony Financial
◦~40 affiliate programs now live
•Expanded strategy to grow consumer base
◦Launched partnership with Western Union
◦Tested and launched email, in-app and SMS marketing campaigns
•Customer satisfaction remained high and Katapult had a Net Promoter Score of 58 as of September 30, 2023

Ex.99.1
Third Quarter 2023 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $49.6 million, an increase of 12.5%
◦Approximately 51.3% of gross originations for the third quarter of 2023 came from repeat customers1
•Total revenue was $55.3 million, an increase of 9.8%
•Net loss was $2.9 million for the third quarter of 2023 which compares favorably to net loss of $9.2 million reported for the third quarter of 2022. Net loss improvement in the third quarter of 2023 was driven primarily by an increase in total revenue and decrease in operating expenses driven by a continued focus on disciplined expense management. Total operating expenses in the third quarter were down 27.0% and fixed cash operating expenses were down approximately 31.8%
•Adjusted net loss2 improved to $1.9 million for the third quarter of 2023 compared with an adjusted net loss of $7.8 million reported for the third quarter of 2022
•Adjusted EBITDA2 improved to $2.0 million for the third quarter of 2023 compared to an Adjusted EBITDA2 loss of $2.3 million in the prior year period
•Katapult ended the quarter with total cash and cash equivalents of $32.2 million, which excludes $6.7 million of restricted cash
•Write-offs as a percentage of revenue were 9.3% in the third quarter of 2023 compared to 9.2% in the second quarter of 2023 and 8.1% in the third quarter of 2022, and remains within the Company’s 8% to 10% long-term target range

[1] Repeat rate is defined as the percentage of in-quarter originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

Fourth Quarter 2023 and Full Year 2023 Business Outlook

The Company continues to navigate an evolving, but still uncertain macro environment. While there are tailwinds such as stable inflation data and a reduced likelihood of a recession in the US, retail traffic is down, interest rates remain elevated, lending standards are tight and there is uncertainty surrounding how the resumption of student loan repayments may impact our core consumer’s ability to take on new leases. It is also important to note, however, that over time, lease-to-own solutions have historically benefited when prime credit options become less available. Based on these dynamics and the operating plan in place for the second half of 2023, Katapult expects to deliver the following results for the fourth quarter of 2023:

•A 3 to 5% year-over-year increase in gross originations.
•A 13 to 15% year-over-year increase in revenue. As a reminder, there is a lag between new gross originations and revenue. Based on this, the Company expects to see the revenue benefit from gross originations recorded this quarter in future quarters.
•Meaningful improvement in its Adjusted EBITDA performance compared with the fourth quarter of last year, reflecting both its revenue growth expectation and a sustained reduction of fixed cash operating expenses. Fixed cash operating expenses are expected to be down approximately 25% year-over-year in the fourth quarter.

Ex.99.1
For the full year 2023, our fourth quarter outlook translates to the following full year expectations:
•A 12 to 13% year-over-year increase in gross originations.
•A 3 to 4.5% year-over-year increase in revenue.
•Meaningful improvement in Adjusted EBITDA performance compared with 2022. Year-to-date as of the third quarter, Adjusted EBITDA has improved by $14.0 million compared with the same period of 2022.

"Our team is laser-focused on executing our operating plan and delivering the growth we need to unlock the earnings and cash flow power of our financial model,” said Nancy Walsh, CFO of Katapult. “Even as we have focused on driving our top-line, we have remained fiscally disciplined, which has allowed us to improve Adjusted EBITDA substantially. During the first nine months of 2023, we grew gross originations by 16.0%, gross profit by 16.1% and delivered $14.0 million more in Adjusted EBITDA compared to the same timeframe of 2022. Heading into the fourth quarter, we feel confident about our competitive positioning and expect to exit 2023 with strong momentum.”

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Wednesday, November 8, 2023, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at https://ir.katapultholdings.com. The conference call will be broadcast live in listen-only mode and an archive of the webcast will be available for one year.

About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omni-channel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative mobile app featuring Katapult PayTM, consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Contact

Jennifer Kull
VP of Investor Relations
ir@katapult.com

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not

Ex.99.1
statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our fourth quarter 2023 and full year business outlook and our ability to weather the macroeconomic headwinds, including that lease-to-own solutions function as a countercyclical hedge, and our ability to drive revenue growth and profitability. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including execution of Katapult’s business strategy, launching new product offerings, new brands and expanding information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; adoption and success of our new mobile application featuring, Katapult Pay™, general economic conditions in the markets where Katapult operates, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; unstable market and economic conditions, including as a result of the conflict involving Russia and Ukraine and the Israel-Hamas conflict; reliability of Katapult’s platform and effectiveness of its risk model; protection of confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions; ability to attract and retain employees, executive officers or directors; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing; ability to service our indebtedness; anticipate rapid technological changes; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including rental purchase transactions and privacy regulations; maintain relationships with merchant partners; respond to uncertainties associated with product and service developments and market acceptance; anticipate the impact of new U.S. federal income tax law; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not remediated, could affect the reliability of its consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events; and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and

Ex.99.1
Exchange Commission (“SEC”), including Katapult’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of pay through performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net loss and fixed cash operating expenses. The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Ex.99.1
Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrant liability, loss on partial extinguishment of debt, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets and stock-based compensation expense.

Adjusted net loss is a non-GAAP measure that is defined as net loss before change in fair value of warrant liability and stock-based compensation expense.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less variable lease costs such as underwriting fees and servicing costs, as well as non-cash equity-based compensation expenses. Management believes that fixed cash operating expenses provides a meaningful understanding of controllable ongoing expenses.

Adjusted gross profit, adjusted EBITDA and adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

Reverse Stock Split

All share and per share amounts in the condensed consolidated statements of operations and comprehensive loss and condensed consolidated balance sheets have been retroactively adjusted for all periods presented to give effect to the reverse stock split that was effective as of July 27, 2023.

Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Rental revenue	$54,481	$49,260	$163,079	$160,075
Other revenue	769	1,081	2,418	3,183
Total revenue	55,250	50,341	165,497	163,258
Cost of revenue	42,439	38,417	128,486	131,379
Gross profit	12,811	11,924	37,011	31,879
Operating expenses:
Servicing costs	1,100	1,025	3,193	3,362
Underwriting fees	422	419	1,370	1,330
Professional and consulting fees	1,169	2,697	5,447	8,244
Technology and data analytics	1,639	2,421	5,263	7,286
Compensation costs	5,117	6,752	17,942	18,599
General and administrative	2,664	3,276	8,344	10,733
Total operating expenses	12,111	16,590	41,559	49,554
Income (loss) from operations	700	(4,666)	(4,548)	(17,675)
Loss on partial extinguishment of debt	—	—	(2,391)	—
Interest expense and other fees	(4,264)	(5,074)	(13,551)	(13,760)
Interest income	287	223	1,334	223
Change in fair value of warrant liability	382	381	771	5,793
Loss before income taxes	(2,895)	(9,136)	(18,385)	(25,419)
Provision for income taxes	(19)	(73)	(53)	(173)
Net loss	$(2,914)	$(9,209)	$(18,438)	$(25,592)

Weighted average common shares outstanding - basic and diluted	4,130	3,936	4,059	3,926

Net loss per common share - basic and diluted	$(0.71)	$(2.34)	$(4.54)	$(6.52)

Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$32,187	$65,430
Restricted cash	6,682	4,411
Property held for lease, net of accumulated depreciation and impairment	53,581	50,278
Prepaid expenses and other current assets	6,777	8,515
Total current assets	99,227	128,634
Property and equipment, net	427	557
Security deposits	91	91
Capitalized software and intangible assets, net	2,060	1,847
Right-of-use assets	498	772
Total assets	$102,303	$131,901
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$735	$1,264
Accrued liabilities	15,747	14,532
Term loan	—	25,000
Unearned revenue	2,124	1,552
Lease liabilities	297	382
Total current liabilities	18,903	42,730
Revolving line of credit	60,397	57,639
Term loan, non-current	24,543	23,057
Other liabilities	131	902
Lease liabilities, non-current	218	445
Total liabilities	104,192	124,773
STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, $.0001 par value-- 250,000,000 shares authorized; 4,065,175 and 3,943,423 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	93,225	83,804
Accumulated deficit	(95,114)	(76,676)
Total stockholders' (deficit) equity	(1,889)	7,128
Total liabilities and stockholders' (deficit) equity	$102,303	$131,901

Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(18,438)	$(25,592)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	90,439	89,093
Net book value of property buyouts	18,909	24,783
Impairment expense	15,356	11,928
Change in fair value of warrants liability	(771)	(5,793)
Stock-based compensation	5,678	4,753
Loss on partial extinguishment of debt	2,391	—
Amortization of debt discount	2,147	3,278
Amortization of debt issuance costs, net	211	271
Accrued PIK Interest	1,208	1,508
Amortization of right-of-use assets	274	271
Change in operating assets and liabilities:
Property held for lease	(127,327)	(105,741)
Prepaid expenses and other current assets	1,738	(382)
Accounts payable	(529)	872
Accrued liabilities	734	159
Lease liabilities	(312)	(306)
Unearned revenues	572	(638)
Net cash used in operating activities	(7,720)	(1,536)
Cash flows from investing activities:
Purchases of property and equipment	(10)	(164)
Additions to capitalized software	(753)	(1,203)
Net cash used in investing activities	(763)	(1,367)
Cash flows from financing activities:
Proceeds from revolving line of credit	10,916	9,935
Principal repayments on revolving line of credit	(8,054)	(21,661)
Principal repayment on term loan	(25,000)	—
Payments of deferred financing costs	(34)	—
Repurchases of restricted stock	(317)	(293)
Proceeds from exercise of stock options	—	65
Net cash used in financing activities	(22,489)	(11,954)
Net decrease in cash, cash equivalents and restricted cash	(30,972)	(14,857)
Cash, cash equivalents and restricted cash at beginning of period	69,841	96,431
Cash, cash equivalents and restricted cash at end of period	$38,869	$81,574
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,821	$7,954
Cash paid for income taxes	$146	$362
Debt issuance cost included in accrued liabilities	$481	$—
Issuance of warrants to purchase common stock in connection with debt refinancing	$4,060	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,139
Cash paid for operating leases	$390	$382

Ex.99.1
KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total revenue	$55,250	$50,341	$165,497	$163,258
Cost of revenue	42,439	38,417	128,486	131,379
Gross profit	12,811	11,924	37,011	31,879
Less:
Servicing costs	1,100	1,025	3,193	3,362
Underwriting fees	422	419	1,370	1,330
Adjusted gross profit	$11,289	$10,480	$32,448	$27,187

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(2,914)	$(9,209)	$(18,438)	$(25,592)
Add back:
Interest expense and other fees	4,264	5,074	13,551	13,760
Interest income	(287)	223	(1,334)	223
Change in fair value of warrant liability	(382)	(381)	(771)	(5,793)
Provision for income taxes	19	73	53	173
Depreciation and amortization on property and equipment and capitalized software	247	198	679	506
Impairment of leased assets	(312)	361	494	677
Loss on partial extinguishment of debt	—	—	2,391	—
Stock-based compensation expense	1,375	1,807	5,678	4,753
Adjusted EBITDA	$2,010	$(2,300)	$2,303	$(11,739)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(2,914)	$(9,209)	$(18,438)	$(25,592)
Add back:
Change in fair value of warrant liability	(382)	(381)	(771)	(5,793)
Stock-based compensation expense	1,375	1,807	5,678	4,753
Adjusted net loss	$(1,921)	$(7,783)	$(13,531)	$(26,632)

Ex.99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total operating expenses	$12,111	$16,590	$41,559	$49,554
Less:
Depreciation and amortization on property and equipment and capitalized software	247	198	679	506
Stock based compensation expense	1,375	1,807	5,678	4,753
Servicing costs	1,100	1,025	3,193	3,362
Underwriting costs	422	419	1,370	1,330
Fixed cash operating expenses	$8,967	$13,141	$30,639	$39,603

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total revenue	$55,250	$50,341	$165,497	$163,258

Ex.99.1
KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2023	$54.7	$54.7	$49.6	$—
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9
FY 2020	$37.2	$77.6	$60.5	$61.1